OPPENHEIMER GLOBAL FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Global Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                     Withheld

Trustees

Brian F. Wruble                                           76,516,420                                1,907,500
David K. Downes                                       76,469,359                                1,954,562
Matthew P. Fink                                          76,491,878                                1,932,043
Edmund Giambastiani, Jr.                           76,489,746                                1,934,174
Phillip A. Griffiths                                       76,462,687                                1,961,234
Mary F. Miller                                             76,522,526                                1,901,395
Joel W. Motley                                            76,547,401                                1,876,518
Joanne Pace                                                  76,562,709                                1,861,211
Mary Ann Tynan                                        76,537,704                                1,886,216
Joseph M. Wikler                                        76,499,053                                1,924,868
Peter I. Wold                                                 76,527,509                                1,896,411
William F. Glavin, Jr.                                    76,519,437                                1,904,483

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                           Against                                Abstain
55,550,183                              2,661,639                                2,815,215

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                           Against                                Abstain
56,061,819                              2,582,763                                2,382,448

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                         Against                                Abstain
55,996,530                              2,579,107                                2,451,392

2d:  Proposal to revise the fundamental policy relating to lending
For                                          Against                                Abstain
55,750,119                              2,836,416                                2,440,494

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                            Against                                Abstain
55,713,767                              2,821,861                                2,491,397

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                          Against                                Abstain
55,786,281                             2,760,678                                2,480,071

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                           Against                                Abstain
55,920,754                              2,738,341                                2,367,935

2n:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restrictions
For                                            Against                                Abstain
55,551,032                              2,503,285                                2,972,713

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                          Against                                Abstain
56,861,591                              1,749,118                                2,416,319

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposal below (Proposal No. 2r) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                        Against                                Abstain
     51,238,133                                11,096,510                                3,439,263